Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
H. Lynn Moore, Jr., President and Chief Executive Officer of Tyler Technologies, Inc., (the “Company”) and Brian K. Miller, Executive Vice President and Chief Financial Officer of the Company, each certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
1. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2020	By:	/s/ H. Lynn Moore, Jr.
H. Lynn Moore, Jr.
President and Chief Executive Officer

Date: April 29, 2020	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Tyler Technologies, Inc. and will be retained by Tyler Technologies, Inc. and furnished to the Securities and Exchange Commission upon request.